Exhibit 5.1

November 21, 2022

Diamondback Energy, Inc.
500 West Texas
Suite 100
Midland, Texas 79701

Re:	Diamondback Energy, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Diamondback Energy, Inc., a Delaware corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-3/ASR (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of an indeterminate aggregate amount of securities (the “Securities”) consisting of (a) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (b) the Company's debt securities in one or more series (the “Company Debt Securities”) and (c) the guarantee (the “Guarantee”) of Company Debt Securities by Diamondback E&P LLC, a Delaware limited liability company (the “Guarantor” and together with the Company, the “Obligors”) (the Company Debt Securities, together with (if such Company Debt Securities have been guaranteed by the Guarantor) the related Guarantee of the Guarantor, being referred to herein as the “Debt Securities”), or any combination of the foregoing, each on the terms to be determined at the time of each offering. This opinion is being furnished at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of (i)  a form of the Indenture (the “Indenture”), filed as Exhibit 4.18 to the Registration Statement, to be entered into by the Company and Computershare Trust Company, National Association, as trustee (the “Trustee”), the form and terms (including any Guarantee) of any series of Company Debt Securities issued under such Indenture to be established by resolutions of the Board of Directors of the Company or any duly authorized committee thereof (the “Board”) and set forth in an officer’s certificate or by a supplemental indenture to such Indenture (each, a “Supplemental Indenture”) and (ii) such corporate or limited liability company records of the Company and the Guarantor and other certificates and documents of officials of the Company and the Guarantor and public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. We have also assumed the existence and entity power of each party to any document referred to herein other than the Company and the Guarantor. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of any officer of the Company and the Guarantor, all of which we assume to be true, correct and complete.

1111 Louisiana Street | 44th Floor | Houston, Texas 77002-5200 | 713.220.5800 | fax: 713.236.0822 | akingump.com

Diamondback Energy, Inc.

November 21, 2022

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	With respect to Securities constituting Common Stock, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Common Stock, the terms of the offering thereof and related matters and (ii) such Common Stock has been duly issued and delivered, with certificates representing such Common Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the share register of the Company, in accordance with the terms of any applicable definitive purchase, underwriting or similar agreement or, if such Common Stock is issuable upon exchange or conversion of Securities constituting Company Debt Securities, the applicable officer’s certificate, Supplemental Indenture or Indenture therefor, in each case, against payment (or delivery) of the consideration therefor provided for therein, such Common Stock (including any Common Stock duly issued upon exchange or conversion of any Securities constituting Company Debt Securities that are exchangeable for or convertible into Common Stock), will have been duly authorized by all necessary corporate action on the part of the Company and validly issued and will be fully paid and non-assessable.

2.	With respect to Securities constituting Debt Securities (including, if Company Debt Securities are guaranteed by a Guarantee, such Company Debt Securities and such Guarantee), when (i) the Company and, if such Debt Securities constitute Company Debt Securities guaranteed by a Guarantee, the Guarantor have taken all necessary action to establish the form and terms of such Debt Securities and to authorize and approve the issuance of such Debt Securities, the terms of the offering thereof and related matters, (ii) the Indenture in substantially the form filed as an exhibit to the Registration Statement and any officer’s certificate or Supplemental Indenture thereto relating to such Debt Securities have been duly authorized, executed and delivered by the parties thereto (including, if such Debt Securities constitute Company Debt Securities guaranteed by a Guarantee, the Guarantor) with the terms of such Debt Securities and, if such Debt Securities constitute Company Debt Securities guaranteed by a Guarantee, such Guarantee having been set forth in such Indenture or such an officer’s certificate or Supplemental Indenture delivered pursuant thereto, (iii) the Trustee under the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and (iv) such Debt Securities (including, if such Debt Securities constitute Company Debt Securities guaranteed by a Guarantee, any notations of such Guarantee thereon) have been duly executed, authenticated, issued and delivered in accordance with the terms of, and in the form established by, the Indenture and the applicable resolutions of the Board or Supplemental Indenture or officer’s certificate relating to such Debt Securities and the applicable definitive purchase, underwriting or similar agreement, then such Debt Securities (including, if Company Debt Securities are guaranteed by a Guarantee, such Company Debt Securities and such Guarantee) (x) will have been duly authorized by all necessary corporate or limited liability company action on the part of the Company and, if such Debt Securities constitute Company Debt Securities guaranteed by a Guarantee, the Guarantor, and (y) will be valid and binding obligations of each such Obligor, enforceable against such Obligor in accordance with their terms.

Diamondback Energy, Inc.

November 21, 2022

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

(A)	We have assumed that as to any offering and sale of Securities: (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and, if such Securities constitute Debt Securities, the Indenture will have been qualified under the TIA and such effectiveness or qualification shall not have been terminated or rescinded; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing such Securities; (iii) such Securities will have been issued and sold in compliance with applicable United States federal and state securities Laws (hereinafter defined) and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) unless such Securities constitute Common Stock issuable upon exchange or conversion of Securities constituting Company Debt Securities, a definitive purchase, underwriting or similar agreement with respect to the issuance and sale of such Securities will have been duly authorized, executed and delivered by the Company or the Obligors, as applicable, and the other parties thereto; (v) at the time of the issuance of such Securities, the Company and, if such Securities constitute Company Debt Securities guaranteed by a Guarantee, the Guarantor (a) will have been validly existing and duly qualified and in good standing under the laws of its jurisdiction of incorporation, formation or organization and (b) will have had the necessary corporate or limited liability company power and due authorization, and the organizational or charter documents of the Company and, if such Securities constitute Company Debt Securities guaranteed by a Guarantee, the Guarantor will have been in full force and effect and will not have been amended, restated, supplemented or otherwise altered, and there will have been no authorization of any such amendment, restatement, supplement or other alteration, since the date hereof; (vi) the terms of such Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, the certificate of incorporation and bylaws or other organizational documents of the Company and, if such Securities constitute Company Debt Securities guaranteed by a Guarantee, the Guarantor, and the terms of such Debt Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, any applicable law, regulation or administrative order or any agreement or instrument binding upon each such Obligor and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body (including any securities exchange on which such Obligor’s securities are listed for trading) having jurisdiction over each such Obligor and in conformity with the Indenture, any applicable Supplemental Indenture or officer’s certificate and the applicable resolutions of the Board relating to such Debt Securities; (vii) if such Securities constitute Common Stock, (a) sufficient shares of Common Stock will be authorized for issuance under the certificate of incorporation of the Company that have not otherwise been issued or reserved or otherwise committed for issuance and (b) the consideration for the issuance and sale of such Common Stock established by the Board and provided for in the applicable definitive purchase, underwriting or similar agreement (or, if such Common Stock is issuable upon exchange or conversion of Securities constituting Company Debt Securities, the Indenture or officer’s certificate or Supplemental Indenture relating to such Company Debt Securities) will not be less than the par value of such Common Stock; (viii) if such Securities constitute Common Stock issuable upon exchange or conversion of Securities constituting Company Debt Securities, the action with respect to such Company Debt Securities referred to in paragraph 2 above will have been taken; (ix) if such Securities constitute Company Debt Securities that are exchangeable for or convertible into Securities constituting Common Stock, the Company will have then taken all necessary action to authorize and approve the issuance of such Common Stock upon exchange or conversion of such Company Debt Securities, the terms of such exchange or conversion and related matters and to reserve such Common Stock for issuance upon such exchange or conversion; (x) if such Securities constitute Company Debt Securities, the officer’s certificate or a Supplemental Indenture to the related Indenture establishing any terms of such Company Debt Securities different from those in such Indenture shall not include any provision that is unenforceable against the Company; (xi) if such Securities constitute Company Debt Securities guaranteed by a Guarantee, the officer’s certificate or Supplemental Indenture to the related Indenture establishing any terms of such Guarantee different from those in the Indenture shall not include any provision that is unenforceable against the Guarantor; and (xiv) if such Securities constitute Debt Securities, at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indenture and any Supplemental Indenture will constitute the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms.

Diamondback Energy, Inc.

November 21, 2022

(B)	We express no opinion as to any laws of any jurisdiction other than the following published constitutions, treaties, laws, statutes, rules or regulations or judicial or administrative decisions (“Laws”): (i) the federal Laws of the United States; (ii) the Limited Liability Company Act of the State of Delaware; (iii) the General Corporation Law of the State of Delaware; and (iv) the Laws of the State of New York.

(C)	The matters expressed in this letter are subject to and qualified and limited by: (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

(D)	This letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in Law, a change in any fact relating to the Company or the Guarantor or any other person or entity or any other circumstance.

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Diamondback Energy, Inc.

November 21, 2022

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ Akin Gump Strauss Hauer & Feld LLP

AKIN GUMP STRAUSS HAUER & FELD LLP